[OBER, KALER LETTERHEAD]

December 7, 2012

Nomura Partners Funds, Inc.

c/o State Street Bank and Trust Company,

4 Copley Place, 5th Floor

CPH-0326

Boston, MA 02116

Ladies and Gentlemen:

We have acted as special Maryland counsel to Nomura Partners Funds, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland. The Company is authorized to issue 1,400,000,000 shares of capital stock, $0.33-1/3 par value per share (each a “Share” and collectively, the “Shares”). The Shares have been classified into the following eight series (and 150,000,000 of the Shares are not designated as part of a series): the Japan Fund, consisting of 200,000,000 Shares; the Asia Pacific ex Japan Fund, consisting of 150,000,000 Shares; the India Fund, consisting of 150,000,000 Shares; the Greater China Fund, consisting of 150,000,000 Shares, the Global Equity Income Fund, consisting of 150,000,000 Shares, the Global Emerging Markets Fund, consisting of 150,000,000 Shares, the International Equity Fund, consisting of 150,000,000 Shares and the High Yield Fund, consisting of 150,000,000 Shares.

The High Yield Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares and 50,000,000 Class I Shares.

We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 46 to the Company’s Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 57 to the Company’s Registration Statement under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (collectively, the “Registration Statement”), in connection with the continuous offering on or about and after December 10, 2012 of the Class A Shares, the Class C Shares and the Class I Shares of the High Yield Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

Nomura Partners Funds, Inc.

December 7, 2012

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i) the Registration Statement;

(ii) the charter of the Company as in effect on the date hereof (the “Charter”);

(iii) the bylaws of the Company, as amended or supplemented and in effect on the date hereof (the “Bylaws”);

(iv) a certificate of the Company regarding certain matters in connection with this opinion (the “Certificate”);

(v) a certificate of the Maryland State Department of Assessments and Taxation dated December 4, 2012 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

(vi) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all documents submitted to us and public records reviewed are accurate and complete.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in corporate records made available to us by the Company, are accurate, true, correct and complete in all material respects.

Nomura Partners Funds, Inc.

December 7, 2012

D. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

E. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

F. With respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

G. At no time prior to and including the date when all of the Class A Shares, the Class C Shares and/or Class I of the High Yield Fund are issued will: (i) there be any changes in applicable law; (ii) the Charter, the Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (iii) the total number of the issued Shares exceed 1,400,000,000; (iv) the total number of the issued Shares of each series of the Company exceed the authorized number of Shares of each such series; (v) the total number of issued Shares of each class of any series of the Company exceed the authorized number of Shares of each such class; and (vi) the issuance, execution and delivery of any Shares of the Company result in a default under, breach of, or violation of any provision of any instrument or agreement binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

H. At the time of each issuance of Class A Shares, Class C Shares and Class I Shares of the High Yield Fund, the Company records in its stock ledger the name of the stockholders to whom such Shares are issued.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

Nomura Partners Funds, Inc.

December 7, 2012

2. The issuance and sale of each of the Class A Shares, the Class C Shares, and the Class I Shares of the High Yield Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

3. The Class A Shares, the Class C Shares and the Class I Shares of the High Yield Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A. The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

B. Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

OBER, KALER, GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder